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                                  EXHIBIT 2(2)

                             MEMORANDUM OF AGREEMENT
                        made as of the Date day of , 1999


BETWEEN:                    NEURO-BIOTECH CORPORATION
                          a corporation organized under
                              the laws of Ontario,
                       (hereinafter called the "Optionor")


                                                              OF THE FIRST PART,

AND:              NAME, Director of Neuro-Biotech Corporation
                                 of the City of
                               in the Province of
                       (hereinafter called the "Optionee")

                                                             OF THE SECOND PART.

         WHEREAS the Optionee, is either a director, officer, employee or service provider of the Optionor; and

         WHEREAS the Board of Directors of the Optionor has determined that the granting of an option to the Optionee to purchase up to authorized and unissued common shares as presently constituted of the Optionor (the "Optioned Shares"), on the terms and conditions set forth below, is in the best interests of the Optionor and its security holders;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of these premises and of the sum of $10.00 (Cdn.) paid by the Optionee to the Optionor and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledge), it is hereby agreed by and between the parties hereto as follows:

1.       GRANT OF OPTION

         1.1 Subject to the receipt of any required shareholder or regulatory approvals, the Optionor hereby grants to the Optionee, on the terms and conditions hereinafter set forth, an irrevocable option (the "Option") to purchase at any time or from time to time during the period hereinafter referred to and subject to the provisions of section 2.1, all or any part of authorized and unissued Shares of the Optionor (the said Shares being hereinafter called the "Optioned Shares") for a purchase price of $ (Cdn.) per Optioned Share.

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                           NEURO-BIOTECH CORPORATION

2.       EXERCISE OF OPTION

         2.1 The Optionee shall have the right to exercise the Option at any time or from time to time with respect to all or any of the Optioned Shares during the period commencing the date of this Agreement thereafter prior to , at 4:00 p.m. or as such earlier time as may be determined in accordance with Section 2.3, 2.4, 2.5 and Article 4 (the "Expiry Time") and at the Expiry Date the Option shall expire and terminate as to such of the Optioned Shares in respect of which the Option has not been exercised.

         2.2 Subject to the provisions of Article 1 and section 2.1, the Optionee shall have the right to exercise the Option at any time or from time to time with respect to all or any part of the Optioned Shares. No written notice of the Optionee electing to exercise the Option in whole or in part shall be necessary, but, payment by or on behalf of the Optionee by certified cheque or bank draft payable to or to the order of the Corporation at the said price of $ (Cdn.) per Optioned Share in respect of so many of the Optioned Shares as the Optionee shall from time to time determine to take up and purchase, shall be an exercise PRO TANTO of the Option hereby granted.

                  Upon each such exercise of the Option, the Optionor shall cause the Corporation's registrar and transfer agent to deliver forthwith to the Optionee, a definitive certificate or certificates registered in the name of the Optionee, or as the Optionee may otherwise direct in writing, representing in the aggregate such number of the Optioned Shares as the Optionee shall have then paid for.

         2.3 In the event of the death of the Optionee on or prior to the Expiry Date, provided that at the time of such death the Optionee was either a director, officer, employee or service provider of the Optionor, the Option may be exercised as to all or any of the Optioned Shares in respect of which the Optionee would have been entitled to exercise the Option hereunder at the time of his or her death, as if he or she had survived, by the legal representatives of the Optionee at any time up to and including, but not after, that date which is 90 days following the date of the death of the Optionee or prior to the close of business on the Expiry Date, whichever is earlier.

         2.4 In the event the Optionee is discharged with cause or tenders his or her resignation as an employee or officer of the Optionor prior the Expiry Date, the Option and this Agreement shall in all respects forthwith cease and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which the Option had not previously been exercised, upon notice of such resignation being received by the Optionor, or upon notice of such discharge being given by the Optionor to the Optionee. For the purpose of this agreement, the determination by the Optionor shall be binding upon the Optionee.


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                           NEURO-BIOTECH CORPORATION

         2.5 In the event of the termination of employment of the Optionee (either as an employee or officer) by the Optionor other than in the circumstances referred to in Sections 2.3 or 2.4 above or the Optionee ceases to be a director or service provider of the Optionor, the Optionee may exercise the Option to the extent that the Optionee was entitled to do so at the time of such termination of employment at any time up to and including, but not after, that date which is 30 days following such date, or prior to the close of business on the Expiry Date, whichever is earlier. Notwithstanding the foregoing, this Section 2.5 is not applicable to the termination of employment of the Optionee if the Optionee was, at the time of termination, a director of the Optionor.

3.       TERMINATION OF OPTION BY OPTIONEE

         3.1 Notwithstanding anything herein provided, the Optionee may at any time, in its sole discretion, terminate the Option by notice in writing mailed by first class registered mail, postage prepaid, addressed to, or by notice in writing delivered to, the Optionor at its registered head office or sent by telecopy of any such notice in writing, and notwithstanding that any such notice in writing may not have been received by the Optionee, the Option shall forthwith expire and terminate as to such of the Optioned Shares in respect of which the Option has not been exercised.

4.       OPTIONEE NOT REQUIRED TO EXERCISE THE OPTION

         4.1 Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for, or the Optionor to issue, any Optioned Shares except those Optioned Shares in respect of which the Optionee shall exercised its Option to purchase hereunder in the manner hereinbefore provided.

5.       CHANGE OF SHARES

         5.1 In the event of any subdivision or change of the Shares of the Optionor at any time prior to the Expiry Time into a greater number of Shares, the Optionor shall deliver, in connection with any issue of Optioned Shares occurring after the record date of the subdivision or change, such additional number of Shares as would have resulted from such subdivision or change if such issue of Optioned Shares had been prior to the record date of such subdivision or change.

         5.2 In the event of any consolidation or change of the Shares of the Optionor at any time prior to the Expiry Time into a lesser number of Shares, the number of Shares delivered by the Optionor on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option hereby granted had been prior to the record date of such consolidation or change.



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                           NEURO-BIOTECH CORPORATION


         5.3 In the event of any reclassification of the shares of the Optionor at any time up to the Expiry Time, the number and class of shares deliverable by the Optionor on any exercise thereafter of the Option hereby granted shall be the number and class of shares as would have resulted from such reclassification if the Option hereby granted had been exercised prior to the date of such reclassification.

6.       DIVIDENDS, DISTRIBUTIONS, ETC.

         6.1 If the Optionor shall at any time prior to the Expiry Time pay any dividend or make any distribution (whether or not payable in shares or other securities of the Optionor), or make any payment by way of return of capital on or in respect of the Shares, the Optionee shall be entitled to receive upon any exercise thereafter of the Option (in addition to the number of Optioned Shares that the Optionee otherwise would have been entitled to receive on the exercise of the Option) such additional number of shares or other securities of the appropriate class of the Optionor or such capital payment as would have been payable on the Shares that would have been issuable on such exercise of the Option if they had been outstanding on the record date for payment of such dividend or distribution or capital payment, and the Optionor covenants and agrees that in the event of the payment of any dividend or distribution payable in any shares or other securities of the Optionor as aforesaid it will reserve and set aside a sufficient number of shares or other securities of the appropriate class in which any such dividend or distribution shall be payable to enable it to fulfil its obligations hereunder.

7.       RESERVATION OF OPTIONED SHARES

         7.1 The Optionor covenants that it has duly reserved, set aside and allotted the Optioned Shares to and in favour of the Optionee, its successors and assigns, and that upon the exercise of the Option in accordance with the terms hereof and payment of the said price as aforesaid, the Optioned Shares in respect of which the Optionee shall have duly taken up and paid for hereunder shall be duly issued and outstanding as fully paid and non-assessable.

8.       GENERAL

         8.1 Any notice required or permitted to be given to a party hereto to the other shall be in writing and addressed:


                  To the Optionor:    Neuro-Biotech Corporation
                                      1020, Route de l'Eglise, Suite 600
                                      Sainte-Foy, Quebec, G1V 3V9

                                      Attention: Albert Barbusci, President &CEO

                  To the Optionee:



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                           NEURO-BIOTECH CORPORATION


                  and if delivered to an officer of the Company shall be deemed to have been received when delivered to such officer. If notice is given by telecopy, it shall be deemed to have been received twelve hours after such telecopying. Any notice given by telecopy will be confirmed by written notice. Either party hereto may change its address for notice at any time by giving notice to the other party pursuant to the provisions of this Section.

         8.2      Time shall be of the essence of this agreement.

         8.3 The Optionee represents and warrants to the Optionor, as a continuing representation and warranty that shall be true and correct on the date hereof and on each date that the Optionee exercises the Option as if made and given on and as of each such date, that the Optionee is acquiring the Option and will acquire the Optioned Shares purchased by it upon any exercise of the Option as principal.

         8.4 The Optionor and the Optionee severally covenant and agree to use their respective reasonable best efforts to comply with, satisfy and fulfil promptly ail conditions and requirements imposed by or arising out of legal, regulatory and administrative requirements applicable to the grant of the Option hereunder and to issue of Shares on the exercise of the Option.

         8.5      This agreement is non-assignable.

         8.6 This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         8.7 This agreement may be executed by the parties in counterparts and when so executed such counterparts shall constitute a single agreement.


                  IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.



SIGNED, SEALED & DELIVERED    )       Optionor
In the presence of:           )       NEURO-BIOTECH CORPORATION
                              )
                              )       Per:______________________________
                              )                                   A.S.O.
                              )
                              )       Optionee
                              )
_____________________________ )       __________________________________
Witness



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                           NEURO-BIOTECH CORPORATION


                          NOTICE OF EXERCISE OF OPTIONS
                          TO PURCHASE COMMON SHARES OF

                            NEURO-BIOTECH CORPORATION

                         PURSUANT TO A STOCK OPTION PLAN


Exercise price for each of the Optioned Shares:         $________________

Expiry Date:                                            _________________

Number of Options granted:                              _________________

Number of Options exercised under this notice:          _________________

Balance of unexercised Options:                         _________________




SUBSCRIPTION FUNDS SUBMITTED:
($         x number of Options exercised)$              $                Cdn
                                                         ================


Dated this      day of     , 2000.


                                              NEURO-BIOTECH CORPORATION



                                              Per:_________________________
                                                                     A.S.O.


Purchaser:


_______________________________               Per:_________________________
                                                                     A.S.O.





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